UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2014

CEVA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49842	77-0556376
(Commission File Number)	(I.R.S. Employer Identification No.)

1943 Landing Drive, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

650/417 7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2014 Executive Bonus Plan

On March 16, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CEVA, Inc. (the “Company”) approved a 2014 Executive Bonus Plan (the “Executive Plan”), effective as of January 1, 2014, applicable for Gideon Wertheizer, the Company’s Chief Executive Officer, and Yaniv Arieli, the Company’s Chief Financial Officer.

The following is a description of the Executive Plan provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when there is no formal document containing the compensation information. In accordance with the Executive Plan, fifty percent of the cash bonus payable to each of Messrs. Wertheizer and Arieli would be determined based upon the Company’s achievement of financial performance targets, consisting of (x) the licensing and related revenue target, and (y) the royalty revenue target, both of which are based on the Company’s internal 2014 budget approved by the Board. The licensing and related revenue target and the royalty revenue target are subject to different weightings for determination of the 50% cash payout based on the achievement of financial performance targets. No bonus would be payable for that portion of the bonus payable upon achievement of the licensing and related revenue target or the royalty revenue target if the Company fails to achieve 90% of that target. If the Company exceeds 110% of either target, the Committee has the discretion, if it is deemed to be in the Company’s best interests and the best interests of its stockholders, to pay an additional discretionary bonus for exceeding such target. If the Company achieves 90% but below 110% of the licensing and related revenue target or the royalty revenue target, the payout for that portion of the bonus payable upon achievement such target would be linear between those two percentage points (i.e. if the Company achieves 95% of the royalty revenue target, 95% of the bonus amount payable upon achievement of such target would be payable to Messrs. Werthezier and Arieli). The other fifty percent of the bonus payable to each of Messrs. Wertheizer and Arieli under the Executive Plan would be payable at the sole discretion of the Committee based on such tangible and intangible individual performance factors as it considers appropriate, including the executive officer’s relative contribution to the Company’s performance during 2014. No individual performance factors have been determined by the Committee to date. The Committee’s determination as to whether individual performance goals have been met may be subjective in nature. The bonus payable to each of Messrs. Wertheizer and Arieli under the Executive Plan is capped at 83.33% and 58.33%, respectively, of each of their base salaries for 2014. Payment of bonuses (if any) will be made in 2015. Bonuses will be paid in cash in a single lump sum, subject to payroll taxes and tax holdings.

Due to their strategic significance, the Company believes that the disclosure of the 2014 licensing and related revenue target and royalty revenue target under the Executive Plan would cause future competitive harm to the Company and therefore are not disclosed. In addition, the Company believes the disclosure of the weightings that applied to the financial performance targets would cause future competitive harm since the weightings indicate the priority the Company places on certain revenue generating activities and therefore are not disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: March 20, 2014	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer

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